SECOND INCREASE AGREEMENT

THIS SECOND INCREASE AGREEMENT, dated as of May 19, 2016 (this “Agreement”), by and among the institution set forth on Schedule 1 hereto (the “Incremental Lender”), PBF LOGISTICS LP, a Delaware limited partnership (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), Swingline Lender and L/C Issuer.
RECITALS:
WHEREAS, reference is hereby made to that certain Revolving Credit Agreement, dated as of May 14, 2014, by and among the Borrower, each lender (collectively, the “Lenders” and individually, a “Lender”) from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and L/C Issuer (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein being used herein as therein defined); and
WHEREAS, subject to the terms and conditions of the Credit Agreement, Borrower may increase the existing Commitments (such increased Commitments, the “Incremental Revolving Facility Commitments”) by entering into one or more increase agreements with the Incremental Lender;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.Incremental Revolving Facility Commitments.
(a)The Incremental Lender party hereto hereby agrees to commit to provide its respective Incremental Revolving Facility Commitment as set forth on Schedule 1 annexed hereto, on the terms and subject to the conditions set forth below.
(b)On the Effective Date (as defined below), (i) each of the existing Lenders that is not an Incremental Lender shall be deemed to assign to the Incremental Lender, and the Incremental Lender shall be deemed to purchase from each of the applicable existing Lenders, at the principal amount thereof (i.e., at par), such interests in the outstanding Loans and participations in Letters of Credit and Swingline Loans outstanding on the Effective Date that will result in, after giving effect to all such deemed assignments and purchases, such Loans and participations in Letters of Credit and Swingline Loans being held by existing Lenders and the Incremental Lender ratably in accordance with their Commitments after giving effect to the addition of the Incremental Revolving Facility Commitments hereby as described on Schedule 2 annexed hereto; (ii) each Incremental Revolving Facility Commitment shall be deemed, for all purposes, a Commitment and each Loan made thereunder shall be deemed, for all purposes, a Loan and have the same terms as any existing Loan and (iii) the Incremental Lender shall become a Lender with respect to the Commitments and all matters relating thereto.
(c)The Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent thereunder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
(d)[Reserved].
(e)If the Incremental Lender is a Foreign Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to Administrative Agent pursuant to Section 3.1(e) of the Credit Agreement.
(f)Immediately after the Effective Date, the available increase in the Lenders’ Commitments pursuant to Section 2.13 of the Credit Agreement, subject to the terms and conditions thereof and the terms of the Credit Agreement, shall be $240,000,000. Immediately after the Effective Date, each Lender’s Commitments pursuant to the Credit Agreement shall be as set forth on Schedule 2 hereto.
SECTION 2.Incremental Revolving Facility Commitments.
(a)Section 1.01 of the Credit Agreement is hereby amended as follows:
(i)By inserting the following defined terms:
“Second Incremental Joinder” shall mean that certain Second Increase Agreement, dated as of May 19, 2016, among the Borrower, the Administrative Agent and the Incremental Lender party thereto.

“Second Incremental Joinder Effective Date” shall mean the “Effective Date” as defined in the Second Incremental Joinder.

(ii) by replacing the defined term “Commitment” in its entirety with the following:
“Commitment” means, as to each Lender, its obligation to (a) make Loans to the
Borrower pursuant to Section 2.1, (b) purchase participations in L/C Obligations and (c) purchase participations in Swingline Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The amount of each Lender’s Commitment, as of the Second Incremental Joinder Effective Date, is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Revolving Facility Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Commitments on the Second Incremental Joinder Effective Date is $360,000,000.

(b)Schedule 2.1 of the Credit Agreement is hereby replaced by Schedule 2 hereof:

SECTION 3.Confirmation of Loan Documents. The Borrower hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party, including its obligations and the Liens granted by it under the Collateral Documents to which it is a party and confirms that all references in such Collateral Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended and supplemented hereby without impairing any such obligations or Liens in any respect.
SECTION 4.Conditions to Effectiveness. The effectiveness of this Agreement and the obligation of the Incremental Lender to make Loans under the Incremental Revolving Facility Commitments hereunder are subject to the satisfaction or waiver of each of the following conditions (the date on which such conditions are satisfied or waived, the “Effective Date”):
(a)The Administrative Agent shall have received (i) a counterpart of this Agreement, executed and delivered by the Borrower and the Incremental Lender, (ii) a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by each of the Loan Parties with respect to its obligations and the Liens granted by it under the Collateral Documents and (iii) a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by PBF Energy Company LLC, a Delaware limited liability company (the “Parent”), with respect to its obligations under that certain Amended and Restated Guaranty of Collection, dated as of September 30, 2014 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty of Collection”), among the Parent, the Administrative Agent and Wells Fargo Bank, National Association, as administrative agent under the Term Loan Agreement.
(b)The Administrative Agent shall have received, on behalf of itself, the Lenders and each L/C Issuer on the Effective Date, a customary legal opinion of Kirkland & Ellis LLP, special counsel to the Loan Parties, dated as of the Effective Date (subject to customary carve-outs and qualifications).
(c)The Administrative Agent shall have received a certificate, executed on behalf of the Borrower by a Responsible Officer of the Borrower, which certificate shall certify (i) as of the Effective Date, giving effect to amounts drawn or to be drawn under the Facility as increased by this Agreement as of the Effective Date, compliance with the financial covenants contained in Section 7.11 of the Credit Agreement on a Pro Forma Basis as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.1(a) or (b) of the Credit Agreement, and (ii) that before and after giving effect to the incurrence of the Incremental Revolving Facility Commitments, (x) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.5 of the Credit Agreement shall be deemed to refer to the most recent statements of Borrower and its Subsidiaries furnished pursuant to clauses (a) and (b), respectively, of Section 6.1 of the Credit Agreement and (y) no Event of Default exists.
(d)The Incremental Lender, or an affiliate thereof, shall have received all fees due and payable to it by the Borrower.

(e)The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Effective Date.
(f)The Administrative Agent shall have received with respect to the Borrower and each other Loan Party (i) certificates of good standing as of a recent date issued by the appropriate Governmental Authority of the state or jurisdiction of its incorporation or organization, where applicable; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that there have been no changes to the Organization Documents of such Loan Party from those most recently delivered to the Administrative Agent in connection with the Credit Agreement and that such documents remain in full force and effect, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party (and, if applicable, any parent company of such Loan Party) authorizing the execution, delivery and performance of this Agreement and any related Loan Documents and the borrowings hereunder and thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.
(g)The Administrative Agent shall have received flood certification(s) from a firm reasonably acceptable to the Administrative Agent covering any buildings (defined as structures with four walls and a roof) constituting Collateral showing whether or not such buildings are located in a special flood hazard area subject to federal regulation to mandatory flood insurance requirements.
(h)The Administrative Agent shall have received a Note executed by the Borrower in favor of each Lender requesting a Note.
SECTION 5.Post-Closing Obligations. Within sixty (60) days after the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion):
(a)The Administrative Agent shall have received title endorsements (but not new title policies) and amendments to each of the existing Mortgages effecting such changes thereto as the Administrative Agent or its counsel reasonably determines to be necessary or appropriate in connection with the transactions contemplated hereby, in each case, duly completed and executed (as applicable) in sufficient number of counterparts and in proper form for recording, in form and substance reasonably satisfactory to Administrative Agent.
(b)The Administrative Agent shall have received a customary legal opinion of one or more counsels to the Loan Parties, addressed to the Administrative Agent and each Lender, covering such matters as may be reasonably requested by the Administrative Agent in connection with the satisfaction of the requirements set forth in clause (a) above (subject to customary carve-outs and qualifications).
(c)In connection with the satisfaction of the requirements set forth in clause (a) above, the Administrative Agent shall have received such other information, instruments and documents as it may reasonably request for the creation, continuation and perfection of Liens in favor of the Secured Parties as contemplated by the Loan Documents.
(d)The Borrower shall have paid or made arrangements to pay all applicable recording taxes, fees, charges, costs and expenses required for the recording of any Collateral Documents or amendments or modifications thereto to be recorded in accordance with this Section 5.
SECTION 6.Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the Effective Date, as follows:

(a)Each of the representations and warranties contained in Article V of the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) on and as of the Effective Date as if made on and as of such date except to the extent that such representations and warranties expressly specifically refer to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).
(b)No Event of Default exists, both before and after giving effect to the incurrence of the Incremental Revolving Facility Commitments.
SECTION 7.Effects on Loan Documents.
(a)Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(b)The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.
(c)The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document.
SECTION 8.Amendments; Execution in Counterparts.
(a)This Agreement shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.
(b)This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent, the Incremental Lender and the other Lenders party hereto. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic submission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 9.GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS

AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 10.15 OF THE CREDIT AGREEMENT.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date set forth above.

PBF LOGISTICS LP

By: PBF Logistics GP LLC,
its general partner

By:     /s/ John E. Luke
Name:     John E. Luke
Title:     Treasurer

[Signature Page to Increase Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, Swingline Lender
and L/C Issuer

By:    /s/ Andrew Ostrov
Name:    Andrew Ostrov
Title:    Director

[Signature Page to Increase Agreement]

NATIXIS, NEW YORK BRANCH,
as an Incremental Lender

By:    /s/ Tim Polvado
Name:    Tim Palvado
Title:    Senior Managing Director

By:     /s/ Jarrett Price
Name:    Jarrett Price
Title:    Director

[Signature Page to Increase Agreement]

SCHEDULE 1
TO INCREASE AGREEMENT

INCREMENTAL REVOLVING FACILITY COMMITMENTS

Name of Incremental Lender	Incremental Revolving Facility Commitments
Natixis, New York Branch	$35,000,000.00
Total: $35,000,000.00

SCHEDULE 2
TO INCREASE AGREEMENT

Name of Lender	Revolving Facility Commitments	Applicable Percentage
Wells Fargo Bank, National Association	$35,800,000.00	9.944444444%
Citibank, N.A.	$35,700,000.00	9.916666667%
Deutsche Bank AG New York Branch	$35,700,000.00	9.916666667%
Barclays Bank PLC	$35,700,000.00	9.916666667%
Credit Suisse AG, Cayman Islands Branch	$35,700,000.00	9.916666667%
Morgan Stanley Bank, N.A.	$35,700,000.00	9.916666667%
UBS AG, Stamford Branch	$35,700,000.00	9.916666667%
Natixis, New York Branch	$35,000,000.00	9.722222222%
Royal Bank of Canada	$15,000,000.00	4.166666667%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$15,000,000.00	4.166666667%
Bank of America, N.A.	$15,000,000.00	4.166666667%
Credit Agricole Corporate & Investment Bank	$15,000,000.00	4.166666667%
BNP Paribas	$15,000,000.00	4.166666667%
	Total: $360,000,000.00	100.0%